As filed with the Securities and Exchange Commission on July 31, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	05-0489664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Lakeside Dr., Suite 300N

Bannockburn, IL 60015

(Address of Principal Executive Offices, including zip code)

Option Care Health, Inc. Amended and Restated 2018 Equity Incentive Plan

(Full title of the Plans)

Collin G. Smyser

General Counsel and Corporate Secretary

Option Care Health, Inc.

3000 Lakeside Dr. Suite 300N

Bannockburn, IL 60015

(Name and address of agent for service)

(312) 940-2443

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The stockholders of Option Care Health, Inc. (the “Registrant”) approved the Option Care Health, Inc. Amended and Restated 2018 Equity Incentive Plan (as amended and restated, the “Amended and Restated Plan”) on May 15, 2024 (the “Effective Date”).

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 4,000,000 shares of common stock, par value $0.0001 per share, of the Registrant (the “Common Stock”) for issuance pursuant to the Amended and Restated Plan as of the Effective Date.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), which incorporates by reference certain portions of the Registrant’s definitive proxy statement for the Registrant’s 2024 Annual Meeting of Stockholders filed on April 3, 2024, incorporated by reference in the 2023 Annual Report;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024 and for the fiscal quarter ended June 30, 2024;

(c)	The Registrant’s Current Reports on Form 8-K filed on May 10, 2024 and May 17, 2024; and

(d)	The description of the Registrant’s Common Stock, included in Exhibit 4.12 to Registrant’s Form 10-K for the year ended December 31, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of those documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Notwithstanding the foregoing, nothing in this Registration Statement shall be deemed to incorporate any information from Item 2.02 or Item 7.01 of any Form 8-K, or that is otherwise furnished under applicable Commission rules rather than filed, or any exhibits to the extent furnished in connection with such items.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors and certain officers to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director or officer, except where the director or officer breached their duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law or obtained an improper personal benefit or where the director authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing their dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

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In addition, the Registrant’s bylaws provide that the Registrant shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Registrant would have the power to indemnify them against such liability under the provisions of the bylaws.

The Registrant currently maintains directors and officers liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of BioScrip, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 7, 2019).
3.2	Certificate of Amendment to Certificate of Incorporation, amending the Third Amended and Restated Certificate of Incorporation of BioScrip, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on August 7, 2019).
3.3	Certificate of Amendment of the Certificate of Incorporation, filed January 30, 2020 (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K filed on March 11, 2021).
3.4	Fourth Amended and Restated By-Laws of Option Care Health, Inc., effective as of December 6, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 11, 2023).
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
10.1	Option Care Health, Inc. Amended and Restated 2018 Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders filed on April 3, 2024).
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the Signature Page of this Registration Statement).
107	Filing Fee Table.

Item 9. Undertakings.

(a)            The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

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(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bannockburn, State of Illinois, on July 31, 2024.

OPTION CARE HEALTH, INC.

By:	/s/ John C. Rademacher
John C. Rademacher
Chief Executive Officer and President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Option Care Health, Inc., hereby severally constitute and appoint John C. Rademacher, Michael Shapiro and Collin Smyser, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John C. Rademacher	Chief Executive Officer, President and Director	July 31, 2024
John C. Rademacher	(Principal Executive Officer)

/s/ Michael Shapiro	Chief Financial Officer and Executive Vice President	July 31, 2024
Michael Shapiro	(Principal Financial Officer and Principal Accounting Officer)

/s/ Harry M. Jansen Kraemer, Jr.	Non-Executive Chairman of the Board	July 31, 2024
Harry M. Jansen Kraemer, Jr.

/s/ John J. Arlotta	Director	July 31, 2024
John J. Arlotta

/s/ Elizabeth D. Bierbower	Director	July 31, 2024
Elizabeth D. Bierbower

/s/ Elizabeth Q. Betten	Director	July 31, 2024
Elizabeth Q. Betten

/s/ Barbara W. Bodem	Director	July 31, 2024
Barbara W. Bodem

/s/ Eric K. Brandt	Director	July 31, 2024
Eric K. Brandt

/s/ Natasha Deckmann	Director	July 31, 2024
Natasha Deckmann

/s/ David W. Golding	Director	July 31, 2024
David W. Golding

/s/ R. Carter Pate	Director	July 31, 2024
R. Carter Pate

/s/ Timothy P. Sullivan	Director	July 31, 2024
Timothy P. Sullivan

/s/ Norman L. Wright	Director	July 31, 2024
Norman L. Wright

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